EXHIBIT 4.4
SHAREHOLDERS AGREEMENT
     THIS SHAREHOLDERS AGREEMENT (the “Agreement”), by and among Coleman Cable, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and the existing holders of the Company’s common stock (the “Common Stock”) (including their successors and assigns) listed on the signature pages hereto (collectively, the “Existing Holders”), will become effective and dated as of the date of the consummation of the offering of the Company’s common stock under Rule 144A of the Securities Act of 1933, with Friedman, Billings, Ramsey & Co., Inc. (“FBR”), acting as Initial Purchaser and/or Placement Agent, provided that such offering is consummated before October 31, 2006.
     This Agreement is being executed in contemplation of the proposed purchase and sale or placement of shares of the Company’s Common Stock (the “Private Placement”) pursuant to a Purchase/Placement Agreement (the “Purchase/Placement Agreement”) to be entered into by and between the Company and FBR. In connection with the Private Placement, the Company will enter into a Registration Rights Agreement with FBR pursuant to which the Company will grant to the investors in the Private Placement certain registration rights (the “Private Placement Registration Rights Agreement”). The parties hereby agree as follows.
1. Definitions
     Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother, father, sister- or brother-in-law is or has been associated with a Person.
     Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.
     Commission: The Securities and Exchange Commission.
     Common Stock: Shares of Common Stock of the Company.
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.
     Existing Holder Registrable Shares: Shares of Common Stock held by Existing Holders (including shares now owned or subsequently acquired by an Existing Holder, but excluding shares of Common Stock, if any, purchased by an Existing Holder in the Private Placement) that are eligible to be included in a Registration Statement, pursuant to the terms of this Agreement, at the Existing Holder’s request, including any such shares received upon transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Existing Holder Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Existing Holder Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Existing Holder Registrable Shares, the earliest to occur of (i) the date on which such shares have been sold pursuant to an effective Registration Statement and (ii) the date on which all such Existing Holder Registrable Shares held by such Existing Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.
     Investor Notice: Written notice from an Existing Holder notifying the Selling Existing Holder that such Existing Holder intends to exercise its Right of First Refusal as to a portion of the Transfer Stock with respect to any Proposed Existing Holder Transfer.
     IPO Registration Statement: The registration statement of the Company relating to the initial public offering of the Common Stock, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.
     Issuer Free Writing Prospectus: An “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.
     NASD: The National Association of Securities Dealers, Inc.
     Person: An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.
     Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.
     Proposed Existing Holder Transfer: Any assignment, sale, pledge, hypothecation, disposition or other like transfer of any Transfer Stock (or any interest therein) proposed by any of the Existing Holders.
     Proposed Transfer Notice: Written notice from an Existing Holder setting forth the terms and conditions of a Proposed Existing Holder Transfer.
     Prospective Transferee: Any person to whom an Existing Holder proposes to make a Proposed Existing Holder Transfer.

     Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.
     Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Existing Holder Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Existing Holder Registrable Shares on any securities exchange or The NASDAQ Stock Market, Inc. pursuant to Section 4.1(m) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of one counsel, reasonably acceptable to the Company, for the Existing Holders, selected by the Existing Holders holding a majority of the Existing Holder Registrable Shares (such counsel, “Selling Holders’ Counsel”); and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of the Existing Holder Registrable Shares by a holder of such shares.
     Registration Statement: Any registration statement of the Company that covers the resale of Existing Holder Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.
     Right of First Refusal: The right, but not an obligation, of the Existing Holders, or their permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Existing Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.
     Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

     Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
     Selling Existing Holder: Any Existing Holder who proposes to transfer his or her Common Stock by issuing a Proposed Transfer Notice.
     Selling Holders’ Counsel: As defined above under “Registration Expenses.”
     Transfer Stock: Shares of Common Stock held by an Existing Holder(including shares now owned or subsequently acquired by an Existing Holder) including any such shares received upon transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Transfer Stock by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Transfer Stock or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, but excluding any shares of Preferred Stock or Common Stock issued or issuable upon conversion of Preferred Stock.
     Undersubscription Notice: Written notice from an Existing Holder notifying the Selling Existing Holder that such Existing Holder intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal.
     Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
2. Right of First Refusal
     2.1 Grant. Each Selling Existing Holder hereby unconditionally and irrevocably grants to the other Existing Holders a Right of First Refusal to purchase all or any portion of Transfer Stock that such Selling Existing Holder may propose to transfer in a Proposed Existing

Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.
          (a) Notice. Each Selling Existing Holder proposing to make a Proposed Existing Holder Transfer must deliver a Proposed Transfer Notice to each other Existing Holder and the Company not later than ten (10) days prior to the consummation of such Proposed Existing Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including the price and form of consideration or method of determining price (for example, the closing price on a specified date)) of the Proposed Existing Holder Transfer and, except in the case of shares to be sold on an established market, the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2, the Existing Holder must deliver an Investor Notice to the Selling Existing Holder and the Company within five (5) days after delivery of the Proposed Transfer Notice.
          (b) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Existing Holders with respect to some but not all of the Transfer Stock by the end of the five-day period specified in the last sentence of Section 2.1(a) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Existing Holders who fully exercised their Right of First Refusal within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1(b), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the Selling Existing Holder and the Company within three (3) days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(b) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Right of First Refusal (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the Selling Existing Holder of that fact.
          (c) Forfeiture of Rights. Notwithstanding the foregoing, if the total number of shares of Transfer Stock that the Existing Holders have agreed to purchase in the Investor Notices and Undersubscription Notices is less than the total number of shares of Transfer Stock, then the Existing Holders shall be deemed to have forfeited any right to purchase such Transfer Stock, and the Selling Existing Holder shall be free to sell all, but not less than all, of the Transfer Stock to the Prospective Transferee (except in the case of a sale on an established market) on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that such sale shall be consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Right of First Refusal Right on the terms set forth herein.

          (d) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors. If any Existing Holder cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, such Existing Holder may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors. The closing of the purchase of Transfer Stock by the Existing Holders shall take place, and all payments from the Existing Holders shall have been delivered to the Selling Existing Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Existing Holder Transfer and (ii) ten (10) days after delivery of the Proposed Transfer Notice.
     2.2 Exempt Transfers
          (a) Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 shall not apply: (i) in the case of an Existing Holder that is an entity, upon a transfer by such Existing Holder to its stockholders, members, partners or other equity holders or, in the case of a trust, its beneficiaries, (ii) to a repurchase of Transfer Stock from an Existing Holder by the Company, (iii) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Existing Holder making such pledge, (iv) in the case of an Existing Holder that is a natural person, upon a transfer of Transfer Stock by such Existing Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Existing Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by the Board of Directors of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Existing Holder or any such family members or (v) to another Existing Holder; provided that in the case of clauses (i), (iii) and (iv), the Existing Holder shall deliver prior written notice to the other Existing Holders of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as an Existing Holder (but only with respect to the securities so transferred to the transferee), including the obligations of an Existing Holder with respect to Proposed Existing Holder Transfers of such Transfer Stock.
          (b) Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (i) to the public in an offering pursuant to an effective registration statement under the Securities Act (a “Public Offering”) or (ii) pursuant to any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

3. Registration Rights
     3.1 Piggyback Registration Rights. Whenever the Company registers shares of Common Stock under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or any similar form for the registration of shares to be issued in connection with business combination transactions or similar transactions or Form S-8 or any similar form for the registration of shares to be issued pursuant to benefit plans or arrangements, or successor forms) and the registration form to be used may be used for the registration of Existing Holder Registrable Shares (a “Piggyback Registration”), the Company will give prompt written notice (and in any event at least twenty (20) days prior to the filing of any Registration Statement) to the Existing Holders of its intention to effect such a registration and will include in such Registration Statement all Existing Holder Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s notice has been given, subject to Section 3.2 hereof. The Company will have the right to select the managing underwriters in any underwritten Piggyback Registration in which the Company is selling shares of Common Stock. The Company shall have the right to terminate or withdraw any Registration Statement prior to the effectiveness of such registration whether or not any Existing Holder has elected to include Existing Holder Registrable Shares in such registration, and such termination or withdrawal shall not create any additional rights for the Existing Holders or create any additional obligations of the Company to such Existing Holders.
     3.2 Underwriting. The Company shall advise all Existing Holders of the underwriter for the Underwritten Offering proposed under a Registration Statement. The right of any such Existing Holder’s Registrable Shares to be included in the Registration Statement shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Existing Holder Registrable Shares in the underwriting to the extent provided herein. All Existing Holders proposing to distribute their Existing Holder Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Existing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Existing Holder and certain reasonable representations customarily given in an underwritten offering by a selling shareholder, including, but not limited to, title, authority and such holder’s intended method of distribution. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing (or other) factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including any or all Existing Holder Registrable Shares) from the Registration Statement and Underwritten Offering, and any shares included in such Registration Statement and Underwritten Offering shall be allocated first, to the Company, second, solely in connection with the IPO Registration Statement, to holders entitled to include shares in the IPO Registration Statement pursuant to the terms of the Private Placement Registration Rights Agreement, third, to G. Gary Yetman, Richard N. Burger and Jeffrey D. Johnson and their respective affiliates (on a pro rata basis based on the total number of Existing Holder Registrable Shares then held by such Existing

Holder who is requesting inclusion), fourth, to each of the Existing Holders requesting inclusion of their Existing Holder Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Existing Holder Registrable Shares then held by such Existing Holder who is requesting inclusion), and fifth, to other shareholders that may be granted registration rights in accordance with the terms hereof and the Private Placement Registration Rights Agreement.
     3.3 Market Standoff. Other than as to Existing Holder Registrable Shares to be included in the IPO Registration Statement, each Existing Holder agrees not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities (including a sale pursuant to Rule 144 or Rule 144A under the Securities Act) during such periods as reasonably requested by the underwriters (but in no event for a period longer than 30 days prior to and 180 days following the effective date of the IPO Registration Statement) and agrees to enter into the managing underwriter’s standard and customary form of market stand-off agreement in connection with the IPO Registration Statement.
     3.4 Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Existing Holder Registrable Shares pursuant to this Agreement. Each Existing Holder participating in a registration pursuant to this Agreement shall bear such holder’s proportionate share (based on the total number of Existing Holder Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Existing Holder Registrable Shares pursuant to this Agreement.
4. Registration Procedures
     4.1 Subject to the terms of this Agreement, and subject to the obligations of the Company under the Private Placement Registration Rights Agreement, in connection with any Piggyback Registration, the Company shall:
          (a) notify Selling Holders’ Counsel, in writing, at least ten (10) Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and provide a copy of the Registration Statement to Selling Holders’ Counsel for review and comment; take commercially reasonable steps to ensure that the Registration Statement(s) shall (i) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and (ii) be reasonably acceptable to Selling Holders’ Counsel;
          (b) furnish to the Existing Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such holder may reasonably request, in order to facilitate the public sale or other disposition of the Existing Holder Registrable Shares; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Existing Holders, if any, in connection with the offering and sale of the Existing Holder Registrable Shares covered by any such Prospectus;

          (c) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Existing Holder Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Existing Holder of Existing Holder Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is effective and do any and all other acts and things that may be reasonably necessary or advisable to enable such Existing Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(c) except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;
          (d) use its commercially reasonable efforts to cause all Existing Holder Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Existing Holders thereof to consummate the disposition of such Existing Holder Registrable Shares;
          (e) (i) notify each Existing Holder promptly and, if requested by any Existing Holder, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (C) of any request by the Commission or any other federal, state or foreign governmental authority for (I) amendments or supplements to a Registration Statement or related Prospectus or (II) additional information and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (ii) at the request of any such Existing Holder, promptly to furnish to such Existing Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (f) make every reasonable effort to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Existing Holder Registrable Shares for sale in any jurisdiction, as promptly as practicable;
          (g) upon request, furnish to each requesting holder of Existing Holder Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) except as provided in Section 5 upon the occurrence of any event contemplated by Section 4.1(e)(i)(D) hereof, as promptly as practicable prepare and file with the Commission a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Existing Holder Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (i) if requested by the representative of the underwriters, if any, or any Existing Holders of Existing Holder Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Existing Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
          (j) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters a signed counterpart, addressed to each the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;
          (k) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of any Existing Holder Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;
          (l) make available for inspection by representatives of the Existing Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;
          (m) use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Existing Holder Registrable Shares on any stock exchange or market on which the Common Stock is then listed or to be listed;
          (n) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its shareholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, but in no event later than 90 days after the end of each fiscal year of the Company and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any holder of Existing Holder Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act;
          (o) provide and cause to be maintained a registrar and transfer agent for all registrable shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and
          (p) in connection with any sale or transfer of the Existing Holder Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Existing Holder Registrable Shares, cooperate with the Existing Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Existing Holder Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Existing Holders may request.
     The Company may require the Existing Holders to furnish to the Company such information regarding the proposed distribution by such holder of such Existing Holder Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Existing Holder Registrable Shares, and no Existing Holder shall be entitled to be named as a selling shareholder in any Registration Statement and no Existing Holder shall be entitled to use the Prospectus forming a part thereof if such holder does not provide such information to the Company. Each Existing Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such holder not misleading.

     Each Existing Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(e)(i)(C)(I) or 4.1(e)(i)(D) hereof, such holder will immediately discontinue disposition of Existing Holder Registrable Shares pursuant to a Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Existing Holder Registrable Shares current at the time of receipt of such notice.
5. Black-Out Period
     5.1 Subject to the provisions of this Section 5, the Company, by written notice to the Existing Holders, may direct the Existing Holders to suspend sales of the Existing Holder Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable if any of the following events shall occur: (i) the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Existing Holder Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Existing Holder Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (I) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (II) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (III) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (ii) the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (C) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information.
     5.2 In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Existing Holders to suspend sales of the Existing Holder Registrable Shares. The Existing Holders shall not effect any sales of the Existing Holder Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Existing Holder will deliver to the

Company (at the expense of the Company) all copies other than permanent file copies then in such holder’s possession of the Prospectus covering the Existing Holder Registrable Shares at the time of receipt of the Suspension Notice. The Existing Holders may recommence effecting sales of the Existing Holder Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Existing Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.
6. Indemnification and Contribution
     6.1 The Company agrees to indemnify and hold harmless (i) each holder of Existing Holder Registrable Shares, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as an “Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnitee furnished to the Company or any underwriter in writing by such Indemnitee expressly for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee.
     6.2 In connection with any Registration Statement in which a holder of Existing Holder Registrable Shares is participating, such holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and conformity with information relating to such holder furnished to the Company in writing by such holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary

Prospectus. The liability of any holder pursuant to this paragraph shall in no event exceed the net proceeds received by such holder from sales of Existing Holder Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.
     6.3 If any Proceeding (including any governmental or regulatory investigation) or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6.1 or 6.2 above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party which defenses are not being pursued on behalf of the Indemnified Party or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Existing Holder Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any Liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     6.4 If the indemnification provided for in Sections 6.1 and 6.2 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     6.5 The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6.4 above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6.4 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnitee from sales of Existing Holder Registrable Shares, as applicable, exceeds the amount of any damages that such Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a holder of Existing Holder Registrable Shares shall have the same rights to contribution as such holder, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     6.6 The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Indemnitee’s obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Indemnitees hereunder and not joint.
7. Miscellaneous
     7.1 Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Existing Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
     7.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the holders of two-thirds of the shares subject to this Agreement. No amendment shall be deemed effective unless it applies uniformly to all Existing Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of an Existing Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other holders may be given by such holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.
     7.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt:
          (a) if to an Existing Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and
          (b) if to the Company at the offices of the Company at Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085, Attention: Gary Yetman (facsimile (847) 689-9099); with a copy (which shall not constitute notice) to Mayer Brown Rowe & Maw LLP, 71 South

Wacker Drive, Chicago, IL 60606, Attention: James J. Junewicz, Esq. (facsimile (312) 706-8157).
     7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Existing Holders.
     7.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     7.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     7.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING IN ILLINOIS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     7.9 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.
     7.10 Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares payable with respect to any such Registrable Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.
     7.11 Survival. This Agreement shall remain in full force and effect in accordance with its terms until the seventh anniversary of the initial closing of the Private Placement , although it may be terminated earlier with the written consent of the holders of two-thirds of the shares subject to this Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 3 of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date specified above.

COMPANY:

COLEMAN CABLE, INC.

/s/ Richard N. Burger Richard N. Burger Executive Vice President, Chief Financial Officer, Secretary and Treasurer

STOCKHOLDERS:

/s/ Richard N. Burger

/s/ Alexander Hasenfeld

/s/ Ephraim Hasenfeld

/s/ Hertz Hasenfeld

/s/ Jeffrey D. Johnston

/s/ Batsheva Friedman

/s/ Steven Friedman

/s/ Shmuel D. Levinson

/s/ Esther Loewy

/s/ Robert Loewy

/s/ Chaya Millet

/s/ Robert Millet

/s/ Chaim Perlow

/s/ Tzipora Perlow

/s/ Batya Silber

/s/ Brian Silber

/s/ Chani Stein

/s/ Diana Stein

/s/ Nachum Stein

/s/ Yakov Stein

/s/ G. Gary Yetman

THE DB 2006 TRUST

/s/ Ester Bistricer

/s/ Michael Friedman

/s/ Lester E. Lipschutz

The N & F TRUST 766

/s/ Feige Stein

/s/ Norman Dick

THE MB 2006 TRUST

/s/ Elsa Bistricer

/s/ Michael Friedman

/s/ Lester E. Lipschutz

THE A & Z HASENFELD TRUST

/s/ Zissy Hasenfeld

/s/ Norman Dick

THE EPHRAIM HASENFELD TRUST

/s/ Shoshana Hasenfeld

/s/ Joseph Mandel

THE HERTZ & LIBBY HASENFELD TRUST

/s/ Linda Hasenfeld

/s/ Stuart Jacobs

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